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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  May 7, 2002
                                                  -----------


                          BECTON, DICKINSON AND COMPANY
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             (Exact name of registrant as specified in its charter)

           New Jersey                001-4802                   22-0760120
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    (State or other juris-         (Commission             (IRS Employer Iden-
   diction of incorporation)       File Number)            tification Number)

   1 Becton Drive, Franklin Lakes, New Jersey                   07417-1880
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    (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code          (201) 847-6800
                                                            --------------

                                       N/A
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         (Former name or former addresses if changed since last report.)




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Item 9.  REGULATION FD DISCLOSURE

         The following statement is being furnished by the Company under the provisions of Regulation FD:



         On April 29, 2002, Edward J. Ludwig, Chairman, President and CEO of Becton, Dickinson and Company ("BD") exercised options to purchase 15,000 shares of BD. He sold 5,000 shares of BD on April 29 and 3,500 shares of BD on May 1 to cover costs and tax obligations related to his stock option exercise on April 29. These transactions were reported on Forms 4 and Forms 144 dated April 29 and May 1, respectively.

         As a result of these transactions, Mr. Ludwig's direct ownership of shares of BD increased by 6,500 to 37,051 shares. Mr. Ludwig also has ownership interests in 17,178 shares in BD's Share Incentive Plan and 14,740 shares in BD's Deferred Compensation Plan.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BECTON, DICKINSON AND COMPANY
                                                  (Registrant)



                                           By: /s/ Kathleen M. Gibson
                                               ----------------------------
                                                   Kathleen M. Gibson
                                                   Assistant Secretary


Date: May 7, 2002



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